Exhibit 32.1


                                  CERTIFICATION


            Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002


The undersigned officer hereby certifies that, to his knowledge, (1) the quarterly report on Form 10-Q of Productivity Technologies Corp. for the quarter ended March 31, 2005 as to which this Certification is an exhibit fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)) and (2) the information contained in such Report fairly presents, in all material respects, the financial condition and results of operations of Productivity Technologies Corp..


Date: May 13, 2005


/s/ Samuel N. Seidman
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Samuel N. Seidman,
Chairman and Chief Executive Officer